Exhibit 3.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
PORTER BANCORP, INC.

ARTICLE I – NAME

The Corporation's name shall be Porter Bancorp, Inc.

ARTICLE II – PURPOSE

The Corporation's purpose shall be to engage in any lawful business for which corporations may be incorporated under the Kentucky Business Corporation Act ("KBCA").

ARTICLE III – AUTHORIZED CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue shall be 36,200,000 shares, without par value, which shall be comprised of:  (a) 28,000,000 Common Shares (“Common Shares”); (b) 7,200,000 shares of non-voting Common Shares (“Non-Voting Common Shares”); and (c) 1,000,000 Preferred Shares (“Preferred Shares”) with such preferences, limitations and relative rights as may be determined by the Corporation’s board of directors (the “Board of Directors”) pursuant to Article IV and which may be divided into and issued in series.

Of the 1,000,000 authorized Preferred Shares, (i) 6,197 shares have been designated as Non-Voting Non-Cumulative Perpetual Preferred Shares, Series E; and (ii) 4,303 shares have been designated as Non-Voting Non-Cumulative Perpetual Preferred Shares, Series F.

ARTICLE IV – RELATIVE RIGHTS AND PREFERENCES

           The preferences, limitations and relative rights in respect of the Corporation's shares shall be as follows:

A.        Common Shares.

(1)       Voting.  Subject to the voting rights of any series of Preferred Shares or as otherwise required by law, the Common Shares shall have the exclusive right to vote for the election of directors and on all other matters in which shareholders are generally entitled to vote.  Each Common Share shall have one vote per share on matters on which holders of Common Shares are entitled to vote.

(2)       Dividends.

(a)       Subject to the preferential dividend rights, if any, of any Preferred Shares and after the Corporation has complied with any requirements for setting aside sums as sinking funds or as redemption or purchase accounts and subject further to subpart (b) of this paragraph and any other conditions that may be established in accordance with the provisions of Paragraph C of this Article IV, the holders of Common Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

(b)       No dividend will be paid or authorized and set apart for payment on any Common Shares for any period unless the Corporation has paid or authorized and set aside for payment in the same period, or contemporaneously pays or authorizes and sets aside for payment, an equal amount to be paid as a dividend on Non-Voting Common Shares.

(3)       Distributions.  After distribution in full of any preferential amount to be distributed to the holders of Preferred Shares, and subject to any other rights of the holders of Preferred Shares to further participate in a liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Common Shares and Non-Voting Common Shares shall be entitled to receive, upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, all of its remaining assets, tangible and intangible, of whatever kind available for distribution to the shareholders, ratably in proportion to the number of Common Shares and Non-Voting Common Shares held by each, with each share being proportionally equal in relation to the sum total of the two classes.

(4)       Issuance.  Common Shares may be issued from time to time on such terms and for such consideration as shall be determined by the Board of Directors.

B.        Non-Voting Common Shares

(1)  Same Rights As Common Shares. Except with respect to voting rights and as otherwise specifically provided in these Articles of Incorporation, Non-Voting Common Shares shall have the same preferences, limitations, and relative rights as, and shall be identical in all respects to, the Common Shares.

(2)  No Voting Rights. Except as required by the KBCA or these Articles of Incorporation, Non-Voting Common Shares shall not have the right to vote on any matter submitted to a vote at a meeting of shareholders of the Corporation.

(3)  Dividends.

(a)  Subject to the preferential dividend rights, if any, of any Preferred Shares and after the Corporation has complied with any requirements for setting aside sums as sinking funds or as redemption or purchase accounts and subject further to subpart (b) of this paragraph and any other conditions that may be established in accordance with the provisions of Paragraph C, D or E of this Article IV, the holders of Non-Voting Common Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

(b)  No dividend will be paid or authorized and set apart for payment on any Non-Voting Common Shares for any period unless the Corporation has paid or authorized and set aside for payment in the same period, or contemporaneously pays or authorizes and sets aside for payment, an equal amount to be paid as a dividend on Common Shares.

(4)  Distributions. After distribution in full of any preferential amount to be distributed to the holders of Preferred Shares, and subject to any other rights of the holders of Preferred Shares to further participate in a liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Non-Voting Common Shares and Common Shares shall be entitled to receive, upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, all of its remaining assets, tangible and intangible, of whatever kind available for distribution to the shareholders, ratably in proportion to the number of Common Shares and Non-Voting Common Shares held by each, with each share being proportionally equal in relation to the sum total of the two classes.

(5)  Automatic Conversion. Each issued and outstanding Non-Voting Common Share shall automatically be converted into one (1) Common Share (the “Conversion Rate”) upon the transfer of such Non-Voting Common Share (or any security convertible to or exercisable for such Non-Voting Common Share) in (a) a widespread public distribution, including pursuant to a registration statement filed with and declared effective by the SEC or pursuant to Rule 144 under the Securities Act, (b) a transfer in which no transferee (or group of associated transferees) would receive more than 2% of any class of Voting Securities or (c) a transfer to a transferee that controls more than 50% of the Voting Securities without any transfer from the transferor.  The foregoing automatic conversion may occur as to some or all of the Non-Voting Common Shares held by any holder.

(6)   Adjustments. The one-to-one conversion ratio for the conversion of the Non-Voting Common Shares into Common Shares in accordance with item (4) of this Article IV(B) shall in all events be equitably adjusted in the event of (a) any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Common Shares and Non-Voting Common Shares, or (b) any merger, consolidation or other reorganization of the Corporation with another corporation.

(7)  Reservation. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Non-Voting Common Shares, such number of Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Shares.

(8)  Retirement. If any Non-Voting Common Shares shall be converted pursuant to this Article IV, the Shares so converted shall be retired and may not be reissued as Non-Voting Common Shares.

(9)  Redesignation. Upon the conversion of all of the outstanding Non-Voting Common Shares into Common Shares, the Non-Voting Common Shares shall be automatically redesignated as “Common Shares.”

C.        Preferred Stock

          The Board of Directors is expressly vested with authority to determine, in whole or in part, the preferences, limitations, and relative rights of the Preferred Shares, or one or more series of Preferred Shares, before the issuance of any such Shares.  All shares of a series of Preferred Shares shall have preferences, limitations and relative rights identical with those of other Preferred Shares of the same series.  The preferences, limitations, and relative rights of the  Preferred Shares shall be specified in a subsequent amendment to these Articles of Incorporation adopted by the Board of Directors and may include, without limitation:

(1)       Special, conditional, or limited voting rights, or no right to vote, except to the extent prohibited by the KBCA;

(2)       That the Preferred Shares be redeemable or convertible (a) at the option of the Corporation, the shareholder, or another person or upon the occurrence of a designated event; (b) for cash, indebtedness, securities, or other property; or (c) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

(3)       Rights entitling the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative;

(4)       Preferences over any other class of shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation; and

(5)       Other preferences, limitations, or relative rights not prohibited by law.

D.        Non-Voting Non-Cumulative Perpetual Preferred Shares, Series E

 Section 1.  Designation of Series and Number of Shares.

(a) The authorized number of Series E Preferred Shares may be decreased (but not below the number of Series E Preferred Shares then issued and outstanding) from time to time by the Board of Directors. Outstanding Series E Preferred Shares that are purchased or otherwise acquired by the Corporation shall be cancelled and, if the Board of Directors so expressly provides by resolution, shall revert to authorized but unissued Preferred Shares of the Corporation undesignated as to series.

(b) The number of Series E Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by a further resolution of the Board of Directors in accordance with applicable law and the Articles of Incorporation. In case the authorized number of Series E Preferred Shares shall be so decreased, any excess shares shall revert to authorized but unissued Preferred Shares of the Corporation undesignated as to series.

Section 2. Ranking.

(a) Dividends.  With respect to the payment of dividends and distributions (other than distributions upon liquidation, dissolution or winding-up of the Corporation), the Series E Preferred Shares will rank (1) junior to any Senior Securities the Corporation may issue in the future; (2) on a parity with the Series F Preferred Shares and any Parity Securities the Corporation may issue in the future; and (3) senior to the Junior Securities.

(b) Liquidation, Dissolution or Winding-up. With respect to the payment of distributions upon liquidation, dissolution or winding-up of the Corporation, the Series E Preferred Shares will rank (1) junior to any Senior Securities the Corporation may issue in the future; and (2) senior to the  Series F Preferred Shares and the other Junior Securities.

Section 3.  Definitions. As used herein with respect to the Series E Preferred Shares:

(a) “Articles of Incorporation” shall mean the articles of incorporation of the Corporation, as they may be amended from time to time, and shall include this Article IV.F.

(b) “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

(c) “Business Day” means any day that is not Saturday or Sunday and that, in Kentucky, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(d) “Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.

(e) “Common Shares” means the Common Shares, without par value, of the Corporation.

(f) “Corporation” means Porter Bancorp, Inc., a Kentucky corporation.

(g) “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(h) “DTC” means The Depository Trust Company and its successors or assigns.

(i) “Issue Date” means the date on which Series E Preferred Shares are first issued.

(j) “Holder” means the Person in whose name the Series E Preferred Shares are registered, which may be treated by the Corporation, Transfer Agent, Registrar and paying agent as the absolute owner of the Series E Preferred Shares for the purpose of making payment and settling the related conversions and for all other purposes.

(k) “Junior Securities” means the Corporation’s Series B Preferred Shares, Series D Preferred Shares, Common Shares, Non-Voting Common Shares, each class or series of the Corporation’s capital stock the terms of which expressly provide that such class or series will rank junior to the Series E Preferred Shares as to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation, as applicable; and any each other class or series of capital stock, not referred to above, that the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Shares as to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation, as applicable.

(l) “Liquidation Preference” means, as to the Series E Preferred Shares, $1,000.00 per share.

(m) “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Corporation.

(n) “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

(o) “Parity Securities” means each class or series of capital stock that the Corporation may issue the terms of which expressly provide that such class or series will rank on parity with the Series E Preferred Shares as to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation, as applicable.

(p) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(q) “Record Date” has the meaning set forth in Section 4(b).

(r) “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series E Preferred Shares, and its successors and assigns or any other registrar duly appointed by the Corporation.

(s) “Senior Securities” means each class or series of capital stock that the Corporation may issue in the future the terms of which expressly provide that such class or series will rank senior to the Series E Preferred Shares as to dividend rights and rights on liquidation, winding up or dissolution of the Corporation.

(t) “Transfer Agent” means the person acting as Transfer Agent, Registrar and paying agent for the Series E Preferred Shares, and its successors and assigns, including any successor transfer agent appointed by the Corporation.  The Corporation may act as its own transfer agent.

Section 4. Dividends.

(a) From and after the Issue Date, Holders shall be entitled to receive, on a non-cumulative basis, cash dividends for each outstanding Series E Preferred Share, if, when and as authorized and declared by the Board of Directors, at the rate of 2% per annum and no more, out of funds legally available for the payment of dividends.

(b) Dividends shall be payable in semi-annual installments on April 1 and October 1 of each year (each, a “Dividend Payment Date”), commencing on April 1, 2015. Each dividend will be payable to Holders of record as they appear in the stock register of the Corporation at the close of business on the first day of the month, whether or not a Business Day, in which the relevant Dividend Payment Date occurs (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the Issue Date) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period.”

(c) Dividends payable for a Dividend Period will be computed as simple interest upon the Liquidation Preference on the basis of a 360-day year of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on the dividend so payable for the period from and after that Dividend Payment Date to the date the dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on Series B Preferred Shares paid later than the scheduled Dividend Payment Date.

(d) Dividends on the Series E Preferred Shares are not cumulative. If the Board of Directors does not authorize and declare a dividend on the Series E Preferred Shares for a Dividend Period, or if the Board of Directors authorizes and declares less than a full dividend in respect of any Dividend Period, such dividends will not accrue and cumulate from such scheduled Dividend Payment Date and shall not be payable in arrears.

(e) So long as any Series E Preferred Share remains outstanding, (1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (2) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (a) as a result of a reclassification of Junior Securities for or into other Junior Securities or the exchange or conversion of one share of Junior Securities for or into another share of Junior Securities, (b) repurchases in support of the Corporation’s employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities), unless, in each case, the full dividends for the most recent Dividend Period on all outstanding Series E Preferred Shares and Parity Securities have been paid or declared and a sum sufficient for the payment thereof has been set aside.

Subject to the succeeding sentence, for so long as any Series E Preferred Shares remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period unless full dividends on all outstanding Series E Preferred Shares for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding Series E Preferred Shares. To the extent the Corporation declares dividends on the Series E Preferred Shares and on any Parity Securities but does not make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the Series E Preferred Shares and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all declared and unpaid dividends per share on the Series E Preferred Shares and all Parity Securities bear to each other.

The Corporation is not obligated to pay Holders of the Series E Preferred Shares any dividend in excess of the dividends on the Series E Preferred Shares that are payable as described herein. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Securities from time to time out of any assets legally available therefor, and the Series E Preferred Shares shall not be entitled to participate in any such dividend.

(f) Payments of cash for dividends will be delivered to the Holder by check or, at any time that Series E Preferred Shares are held by book-entry with DTC or any successor Depositary, through a book-entry transfer through DTC or such successor Depositary.

Section 5. Liquidation.

(a) If the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to $1,000.00 per Series E Preferred Share, plus an amount equal to any authorized and declared but unpaid dividends thereon, to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to the holders of the Common Shares or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

(b) If the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding Series E Preferred Shares and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Perpetual; No Maturity. The Series E Preferred Shares shall be perpetual and shall be without maturity.

Section 7. Non-Redeemable. The Series E Preferred Shares shall not be redeemable either at the Corporation’s option or at the option of Holders at any time. The Series E Preferred Shares shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series E Preferred Shares.

Section 8. Non-Convertible.  The Series E Preferred Shares shall not be convertible into any other class or series of the Corporation’s capital stock.

Section 9. Voting Rights. The holders of Series E Preferred Shares shall not have any voting rights except as set forth in this Section 9 or as otherwise from time to time required by law.

(a) Voting Rights. So long as any Series E Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least majority of the outstanding Series E Preferred Shares (subject to the last paragraph of this Section 9(a)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation or this Article IV.F (including by means of a merger, consolidation, or otherwise) to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation ranking senior to the Series E Preferred Shares with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(ii) Amendment of Provisions Affecting Series E Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Incorporation or this Article IV.F (including by means of a merger, consolidation, or otherwise) to the extent that such amendment, alteration or repeal materially and adversely affect the special rights, preferences, privileges or voting powers of the Series E Preferred Shares;

provided, however, that for all purposes of this Section 9(a), (1) any increase in the amount of the Corporation’s authorized but unissued Preferred Shares, (2) any increase in the amount of the Corporation’s authorized or issued Series E Preferred Shares, and (3) to the extent allowed by Kentucky law, the creation and issuance, or an increase in the authorized or issued amount, of other class or series of capital stock of the Corporation ranking equally with or junior to the Series E Preferred Shares either or both with respect to the payment of dividends (unless such dividends are cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series E Preferred Shares.

(b) Change for Clarification. Without the consent of the holders of the Series E Preferred Shares, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series E Preferred Shares, the Corporation may amend, alter, supplement or repeal any terms of the Series E Preferred Shares:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Article IV.F that may be ambiguous, defective or inconsistent; or

(ii) to make any provision with respect to matters or questions relating to the Series E Preferred Shares that is not inconsistent with the provisions of this Article IV.F.

(c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series E Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility, if any, on which the Series E Preferred Shares or Common Shares is listed or traded at the time.

Section 16. Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and paying agent for the Series E Preferred Shares shall initially be the Corporation. The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 17. Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Article IV.F) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by this Article IV.F, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series E Preferred Shares), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

I.        Non-Voting Non-Cumulative Perpetual Preferred Shares, Series F

          Section 1.  Designation of Series and Number of Shares.

(a) The authorized number of Series F Preferred Shares may be decreased (but not below the number of Series F Preferred Shares then issued and outstanding) from time to time by the Board of Directors. Outstanding Series F Preferred Shares that are purchased or otherwise acquired by the Corporation shall be cancelled and, if the Board of Directors so expressly provides by resolution, shall revert to authorized but unissued Preferred Shares of the Corporation undesignated as to series.

(b) The number of Series F Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by a further resolution of the Board of Directors in accordance with applicable law and the Articles of Incorporation. In case the authorized number of Series F Preferred Shares shall be so decreased, any excess shares shall revert to authorized but unissued Preferred Shares of the Corporation undesignated as to series.

Section 2. Ranking.

(a) Dividends.  With respect to the payment of dividends and distributions (other than distributions upon liquidation, dissolution or winding-up of the Corporation), the Series F Preferred Shares will rank (1) junior to any Senior Securities the Corporation may issue in the future; (2) on a parity with the Series E Preferred Shares and any Parity Securities the Corporation may issue in the future; and (3) senior to the Junior Securities.

(b) Liquidation, Dissolution or Winding-up. With respect to the payment of distributions upon liquidation, dissolution or winding-up of the Corporation, the Series F Preferred Shares will rank (1) junior to the Series E Preferred Shares and any Senior Securities the Corporation may issue in the future; and (2) senior to the other Junior Securities.

Section 3.  Definitions. As used herein with respect to the Series F Preferred Shares:

(a) “Articles of Incorporation” shall mean the articles of incorporation of the Corporation, as they may be amended from time to time, and shall include this Article IV.G.

(b) “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

(c) “Business Day” means any day that is not Saturday or Sunday and that, in Kentucky, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(d) “Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.  (e) “Common Shares” means the Common Shares, without par value, of the Corporation.

(f) “Corporation” means Porter Bancorp, Inc., a Kentucky corporation.

(g) “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(h) “DTC” means The Depository Trust Company and its successors or assigns.

(i) “Issue Date” means the date on which Series F Preferred Shares are first issued.

(j) “Holder” means the Person in whose name the Series F Preferred Shares are registered, which may be treated by the Corporation, Transfer Agent, Registrar and paying agent as the absolute owner of the Series F Preferred Shares for the purpose of making payment and settling the related conversions and for all other purposes.

(k) “Junior Securities” means Corporation’s Series B Preferred Shares, Series D Preferred Shares, Common Shares, Non-Voting Common Shares, each class or series of the Corporation’s capital stock the terms of which expressly provide that such class or series will rank junior to the Series F Preferred Shares as to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation, as applicable; and any each other class or series of capital stock, not referred to above, that the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series F Preferred Shares as to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation, as applicable.

(l) “Liquidation Preference” means, as to the Series F Preferred Shares, $1,000.00 per share.

(m) “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Corporation.

(n) “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

(o) “Parity Securities” means each class or series of capital stock that the Corporation may issue the terms of which expressly provide that such class or series will rank on parity with the Series F Preferred Shares as to dividend rights or rights on liquidation, winding-up or dissolution of the Corporation, as applicable.

(p) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(q) “Record Date” has the meaning set forth in Section 4(b).

(r) “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series F Preferred Shares, and its successors and assigns or any other registrar duly appointed by the Corporation.

(s) “Senior Securities” means each class or series of capital stock that the Corporation may issue in the future the terms of which expressly provide that such class or series will rank senior to the Series F Preferred Shares as to dividend rights and rights on liquidation, winding up or dissolution of the Corporation.

(t) “Transfer Agent” means the person acting as Transfer Agent, Registrar and paying agent for the Series F Preferred Shares, and its successors and assigns, including any successor transfer agent appointed by the Corporation.  The Corporation may act as its own transfer agent.

Section 4. Dividends.

(a) From and after the Issue Date, Holders shall be entitled to receive, on a non-cumulative basis, cash dividends for each outstanding Series F Preferred Share, if, when and as authorized and declared by the Board of Directors, at the rate of 2% per annum and no more, out of funds legally available for the payment of dividends.

(b) Dividends shall be payable in semi-annual installments on April 1 and October 1 of each year (each, a “Dividend Payment Date”), commencing on April 1, 2015. Each dividend will be payable to Holders of record as they appear in the stock register of the Corporation at the close of business on the first day of the month, whether or not a Business Day, in which the relevant Dividend Payment Date occurs (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the Issue Date) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period.”

(c) Dividends payable for a Dividend Period will be computed as simple interest upon the Liquidation Preference on the basis of a 360-day year of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on the dividend so payable for the period from and after that Dividend Payment Date to the date the dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on Series B Preferred Shares paid later than the scheduled Dividend Payment Date.

(d) Dividends on the Series F Preferred Shares are not cumulative. If the Board of Directors does not authorize and declare a dividend on the Series F Preferred Shares for a Dividend Period, or if the Board of Directors authorizes and declares less than a full dividend in respect of any Dividend Period, such dividends will not accrue and cumulate from such scheduled Dividend Payment Date and shall not be payable in arrears.

(e) So long as any Series F Preferred Share remains outstanding, (1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (2) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (a) as a result of a reclassification of Junior Securities for or into other Junior Securities or the exchange or conversion of one share of Junior Securities for or into another share of Junior Securities, (b) repurchases in support of the Corporation’s employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities), unless, in each case, the full dividends for the most recent Dividend Period on all outstanding Series F Preferred Shares and Parity Securities have been paid or declared and a sum sufficient for the payment thereof has been set aside.

Subject to the succeeding sentence, for so long as any Series F Preferred Shares remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period unless full dividends on all outstanding Series F Preferred Shares for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding Series F Preferred Shares. To the extent the Corporation declares dividends on the Series F Preferred Shares and on any Parity Securities but does not make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the Series F Preferred Shares and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all declared and unpaid dividends per share on the Series F Preferred Shares and all Parity Securities bear to each other.

The Corporation is not obligated to pay Holders of the Series F Preferred Shares any dividend in excess of the dividends on the Series F Preferred Shares that are payable as described herein. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Securities from time to time out of any assets legally available therefor, and the Series F Preferred Shares shall not be entitled to participate in any such dividend.

(f) Payments of cash for dividends will be delivered to the Holder by check or, at any time that Series F Preferred Shares are held by book-entry with DTC or any successor Depositary, through a book-entry transfer through DTC or such successor Depositary.

Section 5. Liquidation.

(a) If the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to $1,000.00 per Series F Preferred Share, plus an amount equal to any authorized and declared but unpaid dividends thereon, to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to the holders of the Common Shares or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

(b) If the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding Series F Preferred Shares and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Perpetual; No Maturity. The Series F Preferred Shares shall be perpetual and shall be without maturity.

Section 7. Non-Redeemable. The Series F Preferred Shares shall not be redeemable either at the Corporation’s option or at the option of Holders at any time. The Series F Preferred Shares shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series F Preferred Shares.

Section 8. Non-Convertible.  The Series F Preferred Shares shall not be convertible into any other class or series of the Corporation’s capital stock.

Section 9. Voting Rights. The holders of Series F Preferred Shares shall not have any voting rights except as set forth in this Section 9 or as otherwise from time to time required by law.

(a) Voting Rights. So long as any Series F Preferred Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least majority of the outstanding Series F Preferred Shares (subject to the last paragraph of this Section 9(a)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation or this Article IV.G (including by means of a merger, consolidation, or otherwise) to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation ranking senior to the Series F Preferred Shares with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(ii) Amendment of Provisions Affecting Series F Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Incorporation or this Article IV.G (including by means of a merger, consolidation, or otherwise) to the extent that such amendment, alteration or repeal materially and adversely affect the special rights, preferences, privileges or voting powers of the Series F Preferred Shares;

provided, however, that for all purposes of this Section 9(a), (1) any increase in the amount of the Corporation’s authorized but unissued Preferred Shares, (2) any increase in the amount of the Corporation’s authorized or issued Series F Preferred Shares, and (3) to the extent allowed by Kentucky law, the creation and issuance, or an increase in the authorized or issued amount, of other class or series of capital stock of the Corporation ranking equally with or junior to the Series F Preferred Shares either or both with respect to the payment of dividends (unless such dividends are cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series F Preferred Shares.

(b) Change for Clarification. Without the consent of the holders of the Series F Preferred Shares, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series F Preferred Shares, the Corporation may amend, alter, supplement or repeal any terms of the Series F Preferred Shares:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Article IV.G that may be ambiguous, defective or inconsistent; or

(ii) to make any provision with respect to matters or questions relating to the Series F Preferred Shares that is not inconsistent with the provisions of this Article IV.G.

(c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series F Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility, if any, on which the Series F Preferred Shares or Common Shares is listed or traded at the time.

Section 16. Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and paying agent for the Series F Preferred Shares shall initially be the Corporation. The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 17. Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Article IV.G) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by this Article IV.G, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series F Preferred Shares), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

ARTICLE V – BOARD OF DIRECTORS

          The number of directors of the Corporation shall be such number, not less than two (2) nor more than fifteen (15), the exact number from time to time to be fixed by the Board of Directors.  The number of directors may be fixed or changed from time to time, within the minimum and maximum by the shareholders or the Board of Directors.

ARTICLE VI – LIMITATION OF LIABILITY

          No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) under KRS 271B.8-330; or (d) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this Article VI by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omission occurring prior to, such repeal or modification.

ARTICLE VII - INDEMNIFICATION

          Each person who is or becomes an executive officer or director of the Corporation shall be indemnified and advanced expenses by the Corporation with respect to all threatened, pending or completed actions, suits or proceedings in which that person was, is or is threatened to be made a named defendant or respondent because he is or was a director or executive officer of the Corporation.  This Article obligates the Corporation to indemnify and advance expenses to its executive officers or directors only in connection with proceedings arising from that person's conduct in his official capacity with the Corporation and to the extent permitted by the KBCA, as amended from time to time, when the determination and authorization of such indemnification and advancement has been made in accordance with the KBCA.  The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which directors and executive officers may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise.

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